                                                                         EX-10.2



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


                 This Amendment to Employment Agreement (this "Amendment") is entered into as of March 14, 1997, between SRS Labs, Inc., a Delaware corporation (the "Company"), and Thomas C.K. Yuen, an individual (the "Employee").

                                    RECITALS

                 A. The Company and the Employee entered into a certain Employment Agreement dated as of July 1, 1996 (the "Agreement").

                 B. The Company and the Employee now desire to amend the Agreement to provide that the Employee shall not be entitled to paid vacation under the Agreement, and the Employee desires to acknowledge that he waives all rights he may have to accrue paid vacation after the date hereof during the term of the Agreement.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the provisions set forth in this Amendment, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1. Capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement unless otherwise defined herein.

                 2. Section 3.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

                          "3.5    Other Benefits.  The Employee shall be
                 eligible to participate in, and be covered by, all such other employee benefits generally provided to an executive officer of the Company, except the Employee shall not be entitled to any paid vacation. Such benefits include but are not limited to, health (including coverage for family members subject to plan limitations), life and disability insurance (excluding tax gross up amounts) and sick leave."

                 3. The Employee hereby waives any rights he may have to accrue paid vacation after the date of this Amendment during the term of the Agreement, whether such rights arise under the Company's employee benefit plans, applicable law or otherwise.

                 4. This Amendment shall be deemed to be an amendment to the Agreement, and the Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Agreement as amended hereby.

                 5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Amendment.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



COMPANY:
                                       SRS LABS, INC., a Delaware corporation



                                       By:   /s/ STEPHEN V. SEDMAK
                                           -------------------------------------
                                           Stephen V. Sedmak
                                           President and Chief Operating Officer



EMPLOYEE:
                                           /s/ THOMAS C.K. YUEN
                                           -------------------------------------
                                               Thomas C. K. Yuen